EXHIBIT 99.1

Contacts: Matt Assiff, SVP & CFO
                 Copano Energy, L.L.C.
                 713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY TO PRESENT AT THE
SMH CAPITAL MARKETS THIRD ANNUAL INVESTOR
GROWTH CONFERENCE
HOUSTON, November 2, 2007 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the SMH Capital Markets Third Annual Investor Growth Conference, to be held November 8 - 9, 2007 at the New York Palace Hotel in New York City.
     Copano Energy’s presentation will be webcast live on Friday, November 9, 2007 at 11:30 a.m. Eastern Time and is expected to last approximately 25 minutes. To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations — Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in Oklahoma, Texas and Wyoming.
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